                  AMENDED AND RESTATED OVERNIGHT LOAN AGREEMENT

                          Dated as of December 31, 2000

     MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation, as the borrower (the "Borrower"), and E.ON NORTH AMERICA, INC., a Delaware corporation, formerly called Veba Corporation ("E.ON N.A."), as the initial lender (the "Lender") for the Lenders (as hereinafter defined), hereby agree as follows:

                              Preliminary Statement

     WHEREAS, Borrower and E.ON N.A. are parties to an Overnight Loan Agreement dated as of October 31, 1997 (as amended by the First Amendment to Overnight Loan Agreement dated as of September 1, 1998, the "Overnight Loan Agreement") pursuant to which E.ON N.A. agreed to extend up to US$10,000,000 of credit to Borrower on a day to day basis;

     WHEREAS, Borrower and E.ON N.A. wish to restructure the existing financing provided by E.ON N.A. and its Affiliates to Borrower by extending the maturity dates of certain of such loans until their respective anniversaries in 2002, providing for 12-month adjustable interest rates commencing in 2001 for such loans and otherwise amending the loan agreements relating to all of the loans; and

     WHEREAS, as part of such restructuring, Borrower and E.ON N.A. desire to amend the Overnight Loan Agreement under the circumstances and as herein set forth (this "Agreement").

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

     1. Definitions: All capitalized terms not defined herein shall have the meanings set forth in the Reference Agreement. The following capitalized terms used herein shall have the following meanings:

          "Agreement" means this Overnight Loan Agreement.

          "Applicable Spread" means:

               (a) for any extension period commencing before or on December 31, 2000, a percentage per annum equal to the excess of (i) the Bloomberg fair market sector curves (adjusted for the chosen interest rate method) applicable two business days prior to October 30, 1999 to a B3 rated industrial borrower for the period from October 30, 1999 through the latest possible Termination Date in 2001 (taking into account, if applicable, the latest Extension Termination Date in 2001) over (ii) the corresponding Swap Rate for such period, and

               (b) for any extension period commencing on or after January 1, 2001, a percentage per annum equal to the excess of (i) the Bloomberg fair market sector curves (adjusted for the chosen interest rate method) applicable two business days prior to the then applicable Extension Termination Date to a B3 rated industrial borrower for the period from the then applicable Extension Termination Date through the latest possible Termination Date in 2002 (taking into account, if applicable, the latest Extension Termination Date in 2002) over (ii) the corresponding Swap Rate for such period.

          "E.ON" means E.ON AG, a German stock corporation and the direct and/or indirect owner of all of the issued and outstanding shares of E.ON N.A. and Fidelia.

          "E.ON Loans" means any and all existing and future Debt of Borrower to

     E.ON and its Affiliates, including without limitation the term loans and revolving loans outstanding between Borrower and E.ON and its Affiliates on the date hereof.

          "Extension Termination Date" means the earlier of (a) either (i) the first anniversary of the earlier of (A) October 30, 1999 or (B) the 45th Business Day following the Change of Control Date, or (ii) if there has been an earlier applicable Extension Termination Date on or prior to December 31, 2000, the first anniversary of such prior Extension Termination Date, or (iii) if there has been an earlier applicable Extension Termination Date after December 31, 2000 and on or before December 31, 2001, the first anniversary of such prior Extension Termination Date, and (b) the termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01; provided, that in no event shall an Extension Termination Date be after December 31, 2002.

          "Fidelia" means Fidelia Corporation, a Delaware corporation and the wholly-owned Subsidiary of E.ON N.A.

          "Interest Rate" shall be the rate determined under Section 5.

          "Lender" means E.ON N.A. or any Eligible Assignee (as defined in the Reference Agreement) to whom E.ON N.A. (or any successor Lender) has assigned its rights and obligations pursuant to Section 12.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Reference Agreement" means that certain Credit Agreement dated June 26, 1997 in the amount of US$50,000,000 between Borrower and Fidelia, as amended and restated on December 31, 2000, and as the same may be amended from time to time.

          "Replacement Financing Arrangement" means a financing arrangement with any Person who is not an Affiliate of the Borrower or the Lender on substantially the terms which would apply hereunder during the period from the then applicable Termination Date to the latest possible Extension Termination Date, provided that the interest rate of such Replacement Financing Arrangement shall be no higher than the Interest Rate and, if no lesser interest rate is available, shall be the Interest Rate.

          "Termination Date" means either October 30, 1999 or, if applicable, the Extension Termination Date.

     2. Principal and Value. From time to time, beginning October 31, 1997, Lender agrees to lend to Borrower and Borrower agrees to borrow from the Lender an amount to be designated by Borrower, not to exceed $10,000,000.00 outstanding at any one time (each such borrowing, an "Advance"). The loan shall be evidenced by a promissory note in substantially the form of Exhibit "A" attached hereto. Each loan shall be made on notice to the Lender, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed borrowing (a "Borrowing Notice") by telephone, confirmed immediately in writing, or telecopier or telex, in substantially the form of Exhibit B hereto, specifying therein, among other things, the requested date and the amount of such borrowing. All loans and repayments shall be made by Borrower by drawing funds from or depositing funds in Borrower's account at Citibank N.A., New York, New York that will zero balance with the E.ON North America, Inc.'s account at Citibank N.A., New York, New York (Account No. 40653778) or such other account of the Lender as it may designate ("designated account").

     3. Term and Termination. (a) Termination Date. The principal amount of the loan outstanding together with any interest due and outstanding shall be paid by Borrower to the Lender on the Termination Date, or at such later date as may be mutually agreed in writing by the parties.

          (b) Extension. If the then applicable Termination Date is a date on or before December 31, 2001 and the Borrower may desire that the Lender extend the then applicable Termination Date to the Extension Termination Date, then (a) the Borrower shall give written notice of said fact (the "Extension Request Notice") to the Lender no later than four (4) months before the Termination Date, (b) the Borrower shall use its best efforts to obtain and enter into on or before the date which is two months prior to the Termination Date a Replacement Financing Arrangement and (c) if the Borrower shall not have entered into a Replacement Financing Arrangement on or before the date which is two months prior to the Termination Date, the Borrower shall deliver to the Lender a certificate of the Borrower (the "Extension Certificate") (x) certifying that the Borrower has not entered into a Replacement Financing Arrangement, but the Borrower used its best efforts to do so as required by clause (b) and setting forth such evidence and back-up detail as necessary to demonstrate the efforts made, including a written letter from each bank from which a Replacement Financing Arrangement as required by clause (b) was requested, indicating that Borrower made such a request and that the request was denied, and (y) requesting that the Termination Date be extended to the Extension Termination Date. For purposes of this Section, the Borrower shall be deemed to have complied with the requirement to use its "best efforts" by requesting from and, if applicable, diligently negotiating a Replacement Financing Arrangement as required by clause (b) with each of three (3) commercial banks that are nationally recognized in the United States and each have total assets in excess of $20,000,000,000. Lender shall have the right to designate, within ten (10) Business Days after receipt of an Extension Request Notice, one of the three banks referred to in the preceding sentence. For purposes of this Section, diligent negotiation shall mean negotiation in good faith and without denial or unreasonable delay of any reasonable request by any such bank for information in connection with its consideration of providing a Replacement Financing Arrangement to Borrower. For the avoidance of doubt, nothing herein is intended to prevent Borrower from obtaining a Replacement Financing Arrangement on terms equal to or better than those provided hereunder.

     Following receipt of the Extension Certificate, the Lender shall have the right (without any obligation to do so) to obtain for the Borrower a Replacement Financing Arrangement on terms equal to or better than those provided hereunder.

     If the Borrower has (a) delivered the Extension Request Notice within the time period specified above, (b) used its best efforts to obtain and enter into a Replacement Financing Arrangement and delivered the Extension Certificate within the time period specified above and (c) not unreasonably or in bad faith refused to enter into a Replacement Financing Arrangement (with terms equal to or better than those provided hereunder) obtained for the Borrower by the Lender pursuant to the preceding paragraph, the Termination Date shall be extended to the Extension Termination Date and the interest rate shall be the Interest Rate. The Lender shall provide the Borrower with a written notice setting forth the Interest Rate.

     The Borrower shall be responsible for the payment of any customary commitment fee and other fees in connection with obtaining a Replacement Financing Arrangement.

     For the avoidance of doubt, in no event shall an Extension Termination Date be requested by the Borrower after December 31, 2001 or be on a date after December 31, 2002.

     4. Rollover Dates. Any amount borrowed hereunder shall be on the basis of daily rollover periods. Each rollover date shall be a banking day in New York, New York ("banking day"). However, should the designated bank designated by the Lender in Section 2 be closed on a banking day, the Lender would not be required to loan money to Borrower nor would Borrower have the option to repay a loan. On the initial and each respective rollover date thereafter, Borrower shall have the option to repay the full principal amount outstanding or any portion thereof, rollover an amount outstanding, or borrow an additional amount provided that the total principal amount will not exceed $10,000,000.00. Borrower will notify Lender of repayments, draw-downs and rollovers by a telefax or memorandum from Borrower, to Lender by 10:00 a.m. Central time on the day money is to be borrowed, or repaid.

     5. Interest Rates. Interest shall be calculated daily at the FED Funds opening rate plus the Applicable Spread as quoted by E.ON N.A. For loans outstanding on days other than banking days, the interest shall be calculated at the rate applicable for the last preceding banking day. The interest rate shall be furnished daily if there is a loan outstanding. Interest shall accrue on all outstanding amounts and shall be calculated based upon a 360-day year.

     6. Payment of Interest. Payments of interest shall be made by wire transfer, or other method of same day settlement, only on banking days, not later than 10:00 a.m. Central time, to the account of E.ON North America, Inc., with Citibank N.A., New York, New York, (Account No. 40653778) or to such other account of the Lender as it may designate. Interest will be payable monthly, with payment due the day after the Lender notifies Borrower of the amount due for the prior month.

     7. Penalty. If Borrower shall borrow, repay or rollover an amount different than which it notifies the Lenders pursuant to Section 4, Borrower shall pay to the Lender a penalty equal to the .25% of the amount of the understatement divided by 360.

     8. Covenants. So long as any Advance shall remain unpaid or Lender shall have any Commitment hereunder, the Borrower will comply with the Affirmative Covenants set forth in Section 5.01 (on and after the Change of Control Date as defined in the Reference Agreement) and the Negative Covenants (including Negative Pledge) set forth in Section 5.02 of the Reference Agreement, all of which the Borrower, by signing this Agreement, expressly repeats and incorporates herein.

     9. Mandatory Repayment of E.ON Loans. Pursuant to Section 5.03 of the Reference Agreement, the Borrower shall pay E.ON as a mandatory repayment of principal of outstanding E.ON Loans (i) an amount equal to 50% of the Consolidated Net Free Cash Flow (as defined in the Reference Agreement) each year, and (ii) an amount equal to 75% of the Net Proceeds (as defined in the Reference Agreement), at such times and under such conditions as set forth in
Section 5.03 of the Reference Agreement. Section 5.03 of the Reference Agreement is hereby incorporated by reference in its entirety herein.

     10. Conditions Precedent to each Borrowing. The obligation of Lender to make an Advance on the occasion of each borrowing shall be subject to the condition precedent that no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Default under the Reference Agreement.

     11. Events of Default. Each of the Events of Default set forth in Section
6.01 of the Reference Agreement shall constitute an Event of Default hereunder and the Lender shall have the rights with respect to Events of Default and Defaults with respect to the amounts loaned hereunder that are set forth in the Reference Agreement.

     12. Assignment. Lender may assign its rights and obligations under this Agreement in whole but not in part and otherwise in accordance with Section 8.07 of the Reference Agreement, provided that any such assignment shall be made to a single Eligible Assignee (as defined in the Reference Agreement).

     13. Commitment Fee. The Borrower agrees to pay to the Lender a commitment fee on the unused portion of Lender's commitment from October 1, 1998 in the case of E.ON N.A. and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in case of each other Lender until the Termination Date at a rate per annum equal to 1/4 of 1%, payable monthly, with payment due the day after the Lender notifies Borrower of the amount due for the prior month.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                MEMC ELECTRONIC MATERIALS, INC.,
                                  as Borrower

                                By  /s/ Kenneth L. Young
                                   ____________________________________
                                   Name: Kenneth L. Young
                                   Title: Treasurer


                                E.ON NORTH AMERICA, INC., as Agent


                                By  /s/ Ronald W. Smyth, Jr.
                                   ____________________________________
                                   Name: Ronald W. Smyth, Jr.
                                   Title: Vice President Finance


                                By  /s/ Georg Budenbender
                                   ____________________________________
                                   Name: Georg Budenbender
                                   Title: President and Chief Executive Officer


                                E.ON NORTH AMERICA, INC., as Initial Lender


                                By  /s/ Ronald W. Smyth, Jr.
                                   ____________________________________
                                   Name: Ronald W. Smyth, Jr.
                                   Title: Vice President Finance


                                By  /s/ Georg Budenbender
                                   ____________________________________
                                   Name: Georg Budenbender
                                   Title: President and Chief Executive Officer